PRESS RELEASE				FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.(R)  	MARCH 13, 2007
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019		CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 		TEL. NO. (212) 582-0900

     HARRIS & HARRS ANNOUNCES NEW BOARD OF DIRECTOR

	Harris & Harris Group, Inc., is pleased to announce that the Company's Board of Directors, upon recommendation by its Nominating Committee, elected Mr. Richard P. Shanley to serve as a Director of the Company, effective March 12, 2007, until the 2007 Annual Meeting of Shareholders. In connection with the election of Mr. Shanley, the Board increased the number of directors from 11 to 12, with Mr. Shanley filling the vacancy created thereby. Mr. Shanley was also named to the Audit Committee, Valuation Committee and Independent Directors' Committee. There is no arrangement or understanding between Mr. Shanley and any other person pursuant to which Mr. Shanley was selected as a director of the Company. Mr. Shanley does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

      From February 2001 to December 31, 2006, Mr. Shanley, age 59, was a partner of Deloitte & Touche LLP. From March 1976 to January 2001, he was employed by Eisner LLP and was a partner from 1982 until 2001. During his over 30 years of public accounting experience, he served as lead audit partner on numerous audit engagements for both public and private companies, including those requiring application of Sarbanes-Oxley Section 404, as well as public stock offerings, primarily for biotech, pharmaceutical and high-tech companies, including companies enabled by nanotechnology. He has been actively involved on the Biotech Council of New Jersey, the New Jersey Technology Council, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization and the NanoBusiness Alliance. He is an active member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He is currently serving his third term on the New York State Society of CPA's Professional Ethics Committee. He is a licensed Certified Public Accountant in New Jersey and New York. He was graduated from Fordham University (B.S.) and Long Island University (M.B.A. in accounting).

      Harris & Harris Group is a publicly traded venture capital company that makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 31 initial private equity investments have been in tiny technology-enabled companies. The Company has 21,341,029 shares of common stock outstanding.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.